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                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.____)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               BIKERS DREAM, INC.
                (Name of Registrant as Specified in Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: __________________________
    2)  Form, Schedule or Registration Statement No.: _______________
    3)  Filing Party: ___________________________________________
    4)  Date Filed: ____________________________________________
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                          ADDENDUM TO PROXY STATEMENT
                             OF BIKERS DREAM, INC.
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 23, 1999



     Subsequent to the printing of the accompanying Proxy Statement, the Company received notice from Bruce Scott of his resignation as a director of the Company. Mr. Scott is listed in Proposal 1 of the Proxy Statement as both a current director and a nominee for director. As described in the Proxy Statement, in the event any nominee becomes unable to serve as director, the persons named in the enclosed form of Proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may recommend to fill the vacated position. At present, no nominee for such position has been selected by the Board.